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EXHIBIT 21.1

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                  METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES AS OF MARCH 20,2001


                       NAME                                   JURISDICTION                  D/B/A
                       ----                                   ------------                  -----

Metromedia Fiber Network, Inc.                                     DE

Metromedia Fiber Network Services, Inc.                            DE

Metromedia Fiber Network of Illinois, Inc.                         DE

Metromedia Fiber Network of New Jersey, Inc.                       DE

Metromedia Fiber Network of NYC, Inc.                              DE

International Optical Network, L.L.C.                              DE                        ION
 (f/k/a MFNRAC, L.L.C.)

MFN of VA, L.L.C.                                                  VA

MFN Purchasing, Inc.                                               DE

MFN International, Inc.                                            DE

MFN Holdings GmbH                                                  Germany

Metromedia Fiber Network GmbH                                      Germany

Metromedia Fiber Network Services GmbH                             Germany

Metromedia Fiber Network B.V.                                      Netherlands

Metromedia Fiber Network International C.V.                        Netherlands

Metromedia Fiber Network Canada, Inc.                              Canada

Abovenet Communications, Inc.                                      DE

PaixNet, Inc.                                                      DE

Metromedia Fiber Network Europe Finance, Inc.                      DE

SiteSmith, Inc.                                                    DE

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